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                                                                EXHIBIT 23



The Board of Directors
Panhandle Eastern Corporation:


     We consent to incorporation by reference in the Registration Statements listed below of Panhandle Eastern Corporation of our report dated January 17, 1995, relating to the consolidated balance sheet of Panhandle Eastern Corporation and Subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, common stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1994, which report is included herein. Such report refers to changes in the Company's methods of accounting for postretirement benefits other than pensions and postemployment benefits.

     1.    Form S-8 Registration Statements for the following:

           (A)    1989 Nonemployee Directors Stock Option Plan (No. 33-28912)

           (B)    1977 Non-Qualified Stock Option Plan (No. 2-61225)

           (C)    1982 Key Employee Stock Option Plan (No. 2-79180)

           (D)    Special Recognition Bonus Plan (No. 33-35253)

           (E)    1990 Long Term Incentive Plan (No. 33-35251)

           (F)    Employees' Savings Plan (No. 33-36698)

           (G)    Employees' Savings Plan (No. 33-41079)

           (H)    1994 Long Term Incentive Plan (No. 33-55119)

     2.    Form S-3 Registration Statements for the following:

           (A)    Dividend Reinvestment and Stock Purchase Plan (No. 33-28914)

           (B)    Debt Securities (No. 33-56337)


                                        KPMG PEAT MARWICK LLP

Houston, Texas
March 3, 1995